                                    EXHIBIT 99.2


                          MERIDIAN INDUSTRIAL TRUST, INC.
             COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
         THE JACKSON SHAW PORTFOLIO FOR THE YEAR ENDED DECEMBER 31, 1997
               AND THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                                   (IN THOUSANDS)





                                           Three Months
                                          Ended March 31,        Year Ended
                                          1998 (unaudited)   December 31, 1997
                                          ----------------   -----------------
RENTAL REVENUES                              $   1,337           $   4,541

CERTAIN EXPENSES:
     Real estate taxes                             152                 439
     Property operating and maintenance            110                 343
                                             ---------           ---------
                                                   262                 782
                                             ---------           ---------

Revenues in excess of certain expenses       $   1,075           $   3,759
                                             ---------           ---------
                                             ---------           ---------



            The accompanying notes are an integral part of this statement.

                          MERIDIAN INDUSTRIAL TRUST, INC.

          NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
         THE JACKSON SHAW PORTFOLIO FOR THE YEAR ENDED DECEMBER 31, 1997
               AND THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                                   (IN THOUSANDS)


1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     PORTFOLIO ACQUIRED

     The accompanying combined statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the Jackson Shaw Portfolio (the "Portfolio") of industrial properties acquired by MDN/JSC-II Limited Partnership. (the "Partnership") during March, 1998 and May, 1998. MIT Unsecured, Inc. and MIT-ULP, Inc., wholly owned subsidiaries of Meridian Industrial Trust, Inc., are the general and limited partner of the Partnership with a 1% and 67% ownership, respectively. In addition, Arshaw Partners I, South Arville Center Limited Partnership, Cameron Road Limited Partnership and JSC-Nevada, Inc. are limited partners in the partnership (collectively, the "Jackson Shaw Limited Partnerships").

     The Portfolio consists of the following:


      Property Name                Location
      -------------                --------
      4701 Cameron Street          Las Vegas, Nevada
      7000 Placid Street           Las Vegas, Nevada
      South Arville Center         Las Vegas, Nevada
      2800 Technology              Dallas, Texas
      3000 Technology              Dallas, Texas
      2901 Summit                  Dallas, Texas
      3001 Summit                  Dallas, Texas


     BASIS OF PRESENTATION

     The accompanying combined statements of revenues and certain expenses are not representative of the actual operations of the Portfolio for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Portfolio; however, the Company is not aware of any material factors relating to the Portfolio that would cause the reported financial information not to be indicative of future operating results. Expenses included in property operating and maintenance expenses include utilities, insurance, landscaping, and maintenance and repairs. Excluded expenses consist primarily of interest expense, depreciation and amortization, and other costs not directly related to the future operations of the Portfolio.

     The financial information presented for the three months ended March 31, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Portfolio.

     REVENUE RECOGNITION

     All leases are classified as operating leases, and rental revenues are recognized on a straightline basis over the terms of the leases.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results may differ from these estimates.

2.   LEASING ACTIVITY:

     Future minimum rental revenues under noncancelable operating lease agreements in effect at April 1, 1998 and annually thereafter are as follows (in thousands):


               YEAR                               AMOUNT
               --------------------------    -----------------
               1998 (9 months)                    $ 3,400
               1999                                 4,297
               2000                                 3,866
               2001                                 3,059
               2002                                 2,275
               Thereafter                           2,630


     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $437,000 for the year ended December 31, 1997 and $176,000 for the three months ended March 31, 1998 (unaudited). Certain leases contain options to renew.

3.   MORTGAGE NOTES PAYABLE:

     The following table presents unaudited information as of May 31, 1998 regarding the notes payable assumed by the Company in connection with the acquisition of the Portfolio. All such instruments are first lien notes secured by the rental properties and require monthly principal and interest payments ($ in thousands).




                                              Stated
                                             Interest    Annual    Maturity
     Name and Location of Property             Rate     Payments     Dates      Balance
     --------------------------------------  --------   --------   --------    ---------
     4701 Cameron Street, Las Vegas, NV       7.50%      $  568    07/01/11    $   6,229
     7000 Placid Street, Las Vegas, NV        8.30%      $  751    12/01/09    $   7,527
     2800 Technology Drive, Dallas, TX        6.95%      $  300    04/15/06    $   4,045
                                                                               ---------
          Total                                                                $  17,801
                                                                               ---------
                                                                               ---------